UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

November 20, 2019

Fluidigm Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34180	77-0513190
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7000 Shoreline Court, Suite 100, South San Francisco, California 94080
(Address of Principal Executive Offices) (Zip Code)

(650) 266-6000

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	FLDM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement

On November 20, 2019, Fluidigm Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Barclays Capital Inc., as representative of the several initial purchasers named in Schedule I thereto (the “Initial Purchasers”), to issue and sell $50 million aggregate principal amount of 5.25% Convertible Senior Notes due 2024 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act. In addition, the Company granted the Initial Purchasers an option to purchase, during a 13-day period beginning on, and including, the date on which the Notes were first issued, up to an additional $5 million aggregate principal amount of Notes on the same terms and conditions. The Initial Purchasers exercised their option in full on November 20, 2019, resulting in a total aggregate principal amount of $55 million of Notes outstanding as of November 22, 2019. The Company received $52.6 million in net proceeds from the sale of the Notes issued on November 22, 2019 (after deducting the Initial Purchasers’ discounts and estimated offering expenses payable by the Company).

The Company used a portion of the net proceeds to repurchase $50.2 million aggregate principal amount of its 2.75% Senior Convertible Notes due 2034 (the “2014 Notes”) in negotiated transactions with institutional investors concurrently with the offering. The Company intends to use the remainder of the net proceeds after the repurchase of the 2014 Notes for working capital and other general corporate purposes, which may include capital expenditures, the repurchase or other retirement of any remaining 2014 Notes, potential acquisitions, and strategic transactions.

The Purchase Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Indenture

On November 22, 2019, the Company entered into an Indenture (the “Indenture”), by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), pursuant to which the Company issued $55 million aggregate principal amount of Notes. The Notes will bear interest at 5.25% per annum, payable semiannually on June 1 and December 1 of each year, beginning on June 1, 2020. The Notes may bear additional interest under specified circumstances relating to the Company’s failure to comply with its reporting obligations under the Indenture or if the Notes are not freely tradeable as required by the Indenture. The Notes will mature on December 1, 2024, unless earlier repurchased or converted pursuant to their terms.

The initial conversion rate of the Notes is 344.8276 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $2.90 per share). The conversion rate will be subject to adjustment upon the occurrence of certain specified events but will not be adjusted for any accrued and unpaid interest. In addition, upon the occurrence of a make-whole fundamental change (as defined in the Indenture) or notice of early company conversion (as defined in the Indenture), the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert its Notes in connection with such make-whole fundamental change or for a notice of early company conversion that is received by the conversion agent (as defined in the Indenture) prior to December 1, 2022.

The Notes will be convertible at the option of the holder at any point prior to close of business on the second scheduled trading day preceding the maturity date. Between December 1, 2021 and December 1, 2022, the Company may convert all but not less than all of the Notes, at its option, if the volume-weighted average price of the Common Stock has been at least 150% of the conversion price of the Notes then in effect for at least 20 trading days during any 30-consecutive-trading-day period ending on and including the trading day immediately preceding the date on which the Company provides a notice of conversion. Further, on or after December 1, 2022 until the Notes mature on December 1, 2024, the Company may convert all but not less than all of the Notes, at its option, if the volume-weighted average price of the Common Stock has been at least 130% of the conversion price of the Notes then in effect for at least 20 trading days during any 30-consecutive-trading-day period ending on and including the trading day immediately preceding the date on which the Company provides a notice of conversion.

Upon conversion, the Notes will be settled in shares of Common Stock, together with cash in lieu of any fractional shares.

The Company may not redeem the Notes prior to maturity.

Upon the occurrence of a fundamental change (as defined in the Indenture) prior to the maturity date, holders may require the Company to repurchase all or a portion of the Notes for cash at a price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest as described in the Indenture.

The Notes are the Company’s senior unsecured obligations and will rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to any of the Company’s existing and future indebtedness that is not so subordinated; effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of current or future subsidiaries of the Company.

The following events are considered “events of default” with respect to the Notes, which may result in the acceleration of the maturity of the Notes:

(1)	the Company’s failure to pay interest on any Note when due and payable, which failure continues for a period of 30 days;

(2)	the Company’s failure to pay the principal of any Note when due;

(3)	the Company’s failure to comply with its obligation to convert the Notes in accordance with the Indenture, which failure continues for three business days;

(4)	the Company’s failure to provide timely notice of a fundamental change or a specified corporate transaction in accordance with the terms of the Indenture;

(5)	the Company’s failure to comply with any of its obligations under the Indenture with respect to consolidation, merger, sale, conveyance, transfer, or lease of its assets;

(6)	the Company’s failure to comply with any of its other agreements contained in the Notes or the Indenture, which failure continues for 60 days after notice is given in accordance with the Indenture;

(7)	any default by the Company or any significant subsidiary (as defined in the Indenture) with respect to any indebtedness as specified in the Indenture in an amount in excess of $7.5 million, unless such default is cured or waived, or such indebtedness is paid or discharged within 30 days after notice is given in accordance with the Indenture; and

(8)	certain events of bankruptcy, insolvency or reorganization of the Company or any significant subsidiary.

The foregoing description is qualified in its entirety by reference to the text of the Indenture and the Form of 5.25% Convertible Senior Notes due 2024, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Second Amendment to Loan and Security Agreement

On November 20, 2019, the Company and Silicon Valley Bank (“SVB”) entered into the Second Amendment to Loan and Security Agreement (the “Amendment”), which amends the Loan and Security Agreement dated as of August 2, 2018, between the Company and SVB (as amended by that certain Default Waiver and First Amendment to Loan and Security Agreement dated as of September 7, 2018, the “Loan and Security Agreement”).

The Amendment amended the Loan and Security Agreement to, among other things, (i) permit the Company to issue the Notes; (ii) modify certain of the covenants, including the indebtedness covenant, and distribution and investment covenant, in connection with permitting the Notes and the repurchase of the 2014 Notes; and (iii) revise and add certain definitions including “Change in Control,” “Permitted Indebtedness,” “Permitted Liens,” “Existing Convertible Notes,” and “Permitted Convertible Indebtedness.”

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02.   Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 8.01.   Other Events.

Launch Press Release

On November 20, 2019, the Company issued a press release announcing its intention to offer $45 million aggregate principal amount of Notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pricing Press Release

On November 20, 2019, the Company issued a press release announcing the pricing of its offering of $50 million aggregate principal amount of the Notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Note Repurchases

On November 20, 2019, the Company entered into separate privately negotiated agreements with certain holders of the its outstanding 2014 Notes to repurchase approximately $50.2 million aggregate principal amount of 2014 Notes for approximately $51.8 million in cash. Following the consummation of these repurchases, the Company estimates that approximately $1.1 million in aggregate principal amount of the 2014 Notes will remain outstanding.

Item 9.01.   Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Indenture, dated November 22, 2019, between Fluidigm Corporation and U.S. Bank National Association.

4.2	Form of 5.25% Convertible Senior Note due 2024 (included in Exhibit 4.1).

10.1	Purchase Agreement, dated November 20, 2019, between Fluidigm Corporation and Barclays Capital Inc., as representative of the several initial purchasers named in Schedule I thereto.

10.2	Second Amendment to Loan and Security Agreement, dated November 20, 2019, between the Company and Silicon Valley Bank.

99.1	Launch Press Release dated November 20, 2019.

99.2	Pricing Press Release dated November 20, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUIDIGM CORPORATION

Date: November 22, 2019	By:	/s/ Nicholas Khadder
Nicholas Khadder Senior Vice President, General Counsel and Corporate Secretary